EXHIBIT 10
THE MONTANA POWER COMPANY
1998 LONG-TERM INCENTIVE PLAN
(ADOPTED MAY 12, 1998, AS AMENDED MAY 11, 1999)

Section One.
Purpose of the Plan

	The purpose of The Montana Power Company Long-Term Incentive Plan is to reward employees who make important contributions to the continued growth, development and financial success of The Montana Power Company or one or more of its subsidiaries, and to attract and retain such employees. The Plan is intended to stimulate individual performance by eligible employees so that specific long-term goals increasing the profitability of the Company and its subsidiaries may be achieved for the benefit of customers and shareholders.

Section Two.
Definitions

	The following definitions are applicable herein:

	"Award" means the award to a Participant of Restricted Stock, an Option, a Stock Appreciation Right, a Performance Share or a Dividend Equivalent Share.

	"Award Period" means the period of time specified by the Committee with respect to an Award during which (i) Restricted Shares will remain restricted, or (ii) the conditions precedent to the right to receive payment with respect to Performance Shares must be met.

	"Board" means the Board of Directors of the Company.

	"Book Value" means the book value of a share of Common Stock determined in accordance with the Company's regular accounting practices. Any such determination, in the absence of manifest error, shall be conclusive.

	"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

	"Committee" means the committee, consisting of two or more members of the Board who are not Eligible Employees and who are otherwise qualified, to the extent required, to administer the Plan for purposes of Section 16 of the Exchange Act and the rules thereunder.

	"Common Stock" means the common stock, without par value, of the Company.

	"Company" means The Montana Power Company and its successors, including any company specified in Section Sixteen I.

	"Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code.

	"Date of Disability" means the date on which a Participant is classified as under a Disability.

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	"Date of Grant" means the date on which an Award is granted by the
Committee or such later date as may be specified by the Committee in making such grant.

	"Date of Retirement" means the date of Retirement or Earlier Than Normal Retirement.

	"Disability" means a physical or mental impairment that prevents a Participant from performing the essential functions of the Participant's regular occupation and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

	"Dividend Equivalent Shares" has the meaning assigned in Section Eleven
A.

	"Earlier than Normal Retirement" means the retirement, with the consent of the Company, of an employee prior to that employee's Normal Retirement Date.

	"Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis during any portion of a period for which an Award is made (including employees who are members of the Board or of the Board of Directors of any Subsidiary, but excluding any such director who is not otherwise so regularly employed) and who satisfies the requirements of Section Six.

	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

	"Fair Market Value" means as follows: (i) for Options, and Stock Appreciation Rights, the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on a specified date, or, if the Common Stock shall not have traded on any specified date, the next preceding date on which it shall have traded; and (ii) for Performance Shares, the average of the reported closing prices of the Common Stock on the New York Stock Exchange for 30 consecutive trading days prior to a specified date.

	"Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

	"Normal Retirement Date" is the retirement date as described in the Company's or a Subsidiary's retirement or pension plan.

	"Option" has the meaning assigned in Section Eight A.

	"Option Holder" means a Participant who has received an Award of an Option.

	"Participant" means an Eligible Employee who has been granted an Award under this Plan.

	"Performance Criteria" means the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives has been earned.

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	"Performance Period" means the time period designated by the Committee during which performance goals must be met in order for a Participant to obtain a performance-based Award.

	"Plan" means The Montana Power Company 1998 Long-Term Incentive Plan, as it may be amended from time-to-time.

	"Performance Share" has the meaning assigned in Section Ten A.

	"Restricted Stock" has the meaning assigned in Section Seven A.

	"Retirement" means retirement on or after the Normal Retirement Date.

	"Stock Appreciation Right" has the meaning assigned in Section Nine A.

	"Subsidiary" means any corporation of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

	"Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death, disability, retirement or earlier than normal retirement.

Section Three.
Effective Date and Duration

	A.	Effective Date.

	The Plan shall be effective as of May 12, 1998, subject to shareholder approval.

	B.	Period for Grants of Awards.

	Awards may be granted on and after the effective date through the period ending May 12, 2008.

	C.	Termination

	The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

Section Four.
Administration

	The Plan shall be administered by the Committee which still have all of the powers respecting the Plan (other than amending the Plan as provided in Section Fifteen); provided, however, that the Committee, in its discretion, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable. The Committee or any person to whom it has delegated duties may employ attorneys, consultants, accountants or other persons and the Committee shall be entitled to rely upon the advice, opinions or evaluations of any such persons. Notwithstanding the foregoing, the Committee may not delegate its authority if such delegation would cause a violation of the requirements of Section 16 of the Exchange Act and the rules thereunder. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of
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the Committee.  Any such determination shall be final and binding upon all parties affected thereby.

Section Five.
Grant of Awards and Limitation of Number of Shares Awarded

	The Committee may, from time-to-time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Sixteen H, the aggregate number of shares of Common Stock subject to Award under the Plan (including those constituting the basis for Awards) may not exceed 2,000,000 shares; and (ii) to the extent that an Award shall expire without either being exercised or the benefits thereof paid, the shares of Common Stock pertaining to such Award shall again be available for the grant of an Award to the maximum extent permissible under Section 16 of the Exchange Act. Shares delivered by the Company under the Plan may be authorized but unissued Common Stock, Common Stock held in the treasury of the Company or Common Stock purchased on the open market (including private purchases). In granting Awards, the Committee shall establish criteria, such as the growth, financial and other performance and achievement of specified goals of the Company and/or one or more of its Subsidiaries, against which the performance of the Participant shall be measured, and shall take into account such matters as each Participant's position and compensation, the Fair Market Value of the Common Stock at the Date of Grant, economic conditions and such other matters as it shall deem to be appropriate. Participants subject to Section 16 of the Exchange Act shall sell stock acquired pursuant to the Plan in accordance with the rules promulgated under Section 16 of the Exchange Act.

Section Six.
Eligibility

	Eligible Employees are employees who, in the opinion of the Committee, contribute to the continued growth, development and financial and other successes of the Company or one or more of its Subsidiaries. The Committee, from time-to-time, shall select from the Eligible Employees those to whom Awards shall be granted and determine the size of such Awards. No Eligible Employee of the Company or any of its Subsidiaries shall have any right to an Award.

Section Seven.
Restricted Stock

	A.	Grants of Restricted Stock.

	Restricted Stock shall mean shares of Common Stock awarded pursuant to this Section Seven. Shares of Restricted Stock shall be issued to Participants without payment of cash consideration. A Certificate for Restricted Stock shall be issued in the name of each Participant receiving such an Award and shall bear a restrictive legend prohibiting the sale, transfer, pledge or hypothecation of the Restricted Stock evidenced thereby until the expiration of the restricted period.

	Holders of Restricted Stock shall have the right to vote such Stock. In granting a Restricted Stock Award, the Committee may authorize the Participant to receive the cash dividends payable with respect to such Stock or may direct that they be retained by the Company.
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	B.	Restriction Period.

	At the time of each grant of a Restricted Stock Award, the Committee shall establish the restriction period applicable to such Award. Each restriction period shall be a period within which must be accomplished the achievement of such Company or Subsidiary performance standards or the fulfillment of such other terms and conditions as may be determined, in its sole discretion, by the Committee. Notwithstanding the other provisions of this Section Seven B: the Committee, in its sole discretion, may change or eliminate the Award Period with respect to any Restricted Stock Award whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material and unforeseen events or circumstances arising after the Date of Grant of such Restricted Stock Award make such action appropriate.

	C.	Removal of Restrictions; Forfeiture of Shares.

	Upon completion of the restriction period pertaining to an Award of Restricted Stock and the fulfillment of the terms and conditions with respect thereto, all restrictions upon such Restricted Stock will expire and a new certificate representing such Stock will be issued without the restrictive legend described in Section Seven A. In the event of the disability or death of a Participant prior to the issuance of such new certificate, such certificate will be issued to such Participant's guardian, executor, administrator or heir.

	Should the terms and conditions with respect to an Award of Restricted Stock not be satisfied, the Participant shall have no further right, title or interest in or to such Restricted Stock and shall surrender the certificate representing shares of such Stock to the Committee.

Section Eight.
Stock Options

	A.	Grants of Options.

	An Option shall mean the Award of the right to purchase shares of Common Stock pursuant to this Section Eight, and may be either an Incentive Stock Option or a non-statutory stock option.

	B.	Stock Option Agreement.

	Each Award of an Option shall be evidenced by a written option agreement containing the terms and conditions set forth in this Section Eight and such other terms and conditions as may be determined, in its sole discretion, by the Committee, including, without limitation, provisions to qualify such Option as an Incentive Stock Option. Each such option agreement shall be subject to the provisions applicable to Options set forth in the Plan, whether or not such provisions shall be set forth in such agreement.

	C.	Option Price.

	The Option Price per share of Common Stock shall be set in the Award by the Committee, and in the case of non-statutory stock option the price may not be less than 85% of the Fair Market Value at the Date of Grant, but, in the
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case of an Incentive Stock Option, shall be not less than 100% of the Fair
Market Value at the Date of Grant.

	D.	Form of Payment.

	At the time of the exercise of an Option, the Option price shall be payable in full, in U.S. dollars, or in other shares of Common Stock (whether already owned or pursuant to a cashless exercise) or in a combination of both; and if Common Stock shall constitute payment of all or a portion of the Option Price, it shall be valued at the Fair Market Value on the date the Option is exercised. To the extent required, such exercise and payment shall be effected in accordance with Section 16 of the Exchange Act and the rules thereunder.

	E.	Right to Exercise.

	Each Option shall become exercisable within such period as the Committee, in its sole discretion, shall determine. Unless the Committee shall determine that an Option may only be exercised in whole, it may be exercised in whole at any time or in part from time-to-time.

	The Committee, in its sole discretion, may declare any Option to be immediately exercisable whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material and unforeseen events or circumstances arising after the Date of Grant of such Option make such action appropriate.

	An Option may be exercised only by the Option Holder or, in the event of the legal disability or death of such Option Holder, by such Option Holder's legal guardian, executor, administrator or heir.

	F.	Expiration of Options.

	Except as otherwise provided in the Option Holder's Award, an Option, to the extent vested and exercisable on the date of termination, will expire upon the first to occur of the following: (i) the expiration of the period within which it may be exercised as determined by the Committee at the time of grant; (ii) the tenth anniversary of its Date of Grant; (iii) the lapse of three months following the Option Holder's Date of Retirement; (iv) the lapse of one month following the Option Holder's Termination; (v) the lapse of a period of one year following the date of the Option Holder's disability or death; or (vi) to the extent of the exercise of related Stock Appreciation Rights, upon the exercise of such Rights. Except as otherwise provided in the Option Holder's Award, an Option, to the extent not vested and exercisable on the date of termination, will expire immediately upon any such termination of employment.

	G.	Rights as a Stockholder.

	An Option Holder shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option until the date, following the exercise of the Option, of the issuance of either a certificate for the Common Stock or a book entry of the Common Stock with respect to which the Option has been exercised. No adjustment shall be made for dividends, distributions or other rights for which the record date occurs prior to the date such certificate shall be issued, except as provided in Section Sixteen H.

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	H.	Modification, Extension and Renewal of Options.

	The Committee, in its sole discretion, may modify, extend or renew outstanding Options, or exchange outstanding Options for new Options; provided, however, that no modification of an outstanding Option, without the consent of the Option Holder, shall adversely effect the rights of such Option Holders under such Option.

	I.	Early Disposition of Common Stock.

	If a Participant shall dispose of any Common Stock purchased pursuant to an Incentive Stock Option within one year from the date on which such Stock was acquired or within two years from the Date of Grant of such Option, then, to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, such Participant, within ten days of such disposition, shall notify the Company of the dates of acquisition and disposition of such Stock, the number of shares so disposed of and the consideration, if any, received therefore.

	J.	Individual Dollar Limitations.

	The aggregate Fair Market Value (determined at the time of Award) of the Common Stock with respect to which an Incentive Stock Option shall be exercisable for the first time during any calendar year (whether under this Plan or another plan or arrangement of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be in effect under the Code on the date of Award).

Section Nine.
Stock Appreciation Rights.

	A.	Grants of Stock Appreciation Rights.

	A Stock Appreciation Right is the right to receive payment of an amount equal to the greater of the increase, if any, in the Fair Market Value or the Book Value of a share of Common Stock over the period of time between the Date of Grant of such Right and its exercise.

	Stock Appreciation Rights may be granted in conjunction with an Option, either at the time of Award or thereafter. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee, in its sole discretion, shall determine. Stock Appreciation Rights may be granted only in conjunction with an Option, and may not be granted separately from the grant of an Option. Stock Appreciation Rights shall be credited to a Stock Appreciation Rights account to be maintained for each Participant. Stock Appreciation Rights shall be granted without the payment of consideration by Participants. The Award of Stock Appreciation Rights shall not entitle the Participant to any dividend, voting or other rights of a stockholder of the Company.

	B.	Right to Exercise

	Stock Appreciation Rights issued in conjunction with an Option shall be exercisable to the extent that such Option shall be exercisable and in lieu of the exercise of such Option which, to the extent of the exercise of such Stock Appreciation Rights, shall lapse.

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	The Committee, in its sole discretion, may change or eliminate the Award
Period with respect to any Stock Appreciation Rights Award whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material or unforeseen events or circumstances arising after the Date of Grant of such Stock Appreciation Right Award make such action appropriate.

	A Stock Appreciation Right may be exercised only by the Participant or, in the event of the legal disability or death of such Participant, by such Participant's legal guardian, executor, administrator or heir.

	C.	Expiration of Stock Appreciation Rights.

	A Stock Appreciation Right granted in conjunction with an Option will expire upon the exercise or expiration of the related Option.

	D.	Deemed Exercise.

	If on the date of expiration of any Stock Appreciation Right (other than an expiration by virtue of the exercise of the related Option) such Stock Appreciation Right shall not have been exercised, such Stock Appreciation Right shall be deemed to have been exercised on such date.

	E.	Payment.

	Upon the exercise of Stock Appreciation Rights, the Participant shall receive, in respect of each such Right, payment, in cash or Common Stock or a combination of both as the Committee, in its sole discretion, shall determine, an amount equal to the greater of: (i) the excess of the Fair Market Value of one share of Common Stock at the date of exercise over the Fair Market Value of one share of Common Stock at the Date of Grant, or (ii) the excess of the Book Value of one share of Common Stock determined as of the end of the calendar month preceding the date of exercise over the Book Value of one share of Common Stock determined as of the end of the calendar month preceding the Date of Grant. The number of shares of Common Stock to be received upon the exercise of Stock Appreciation Rights shall be determined on the basis of the Fair Market Value of the Common Stock on the day next preceding the date on which such Stock Appreciation Rights shall have been exercised.

Section Ten.
Performance Share Awards

	A.	Grants of Performance Shares.

	A Performance Share is the right to receive payment of an amount equal to the Fair Market Value of a share of Common Stock at the end of the Award Period with respect to such Performance Share.

	The right to receive payment for Performance Shares shall be subject to satisfaction of such terms and conditions as the Committee, in its sole discretion, may determine. Performance Shares shall be credited to a Performance Share account to be maintained for each Participant. Performance Shares shall be issued without the payment of consideration by Participants. The Award of Performance Shares shall not entitle the Participant to any dividend, voting or other rights of a stockholder of the Company.

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	B.	Right to Payment.

	Following the end of the award Period, payment for Performance Shares shall be made only if the Committee, in its sole discretion, shall have determined that the terms and conditions of such payment shall have been fulfilled. The Committee, in its sole discretion, may change or eliminate the Award Period or modify such terms and conditions with respect to any Performance Shares whenever it shall determine that changes in tax or other laws, or in rules or regulations promulgated thereunder, or material and unforeseen events or circumstances arising after the Date of Grant of such Performance Share Award make such action appropriate.

	C.	Payment.

	Payment in respect of Performance Shares shall be made as soon as practicable after the receipt by the Committee of all information, including financial statements, necessary to determine whether the terms and conditions applicable to such Performance Shares shall have been fulfilled.

	Payment in respect of each Performance Share shall be made in cash or Common Stock, or a combination of both, as the Committee, in its sole discretion, shall determine in an amount equal to the Fair Market Value, as of the day following the end of the Award Period, of one share of Common Stock. The number of shares of Common Stock to be received as payment with respect to Performance shares shall be determined on the basis of the Fair Market Value of the Common Stock on the day next preceding the day on which such shares of Common Stock shall be issued.

Section Eleven.
Dividend Equivalent Shares

	A.	Grants of Dividend Equivalent Shares.

	A Dividend Equivalent Share is the right to receive payment of an amount calculated as provided below.

	A Participant in conjunction with an Award of Stock Appreciation Rights or Performance Shares may be granted, at no cost, the right to accumulated Dividend Equivalent Shares based on the dividends declared on the Common Stock for record dates occurring during the Award Period for the related Stock Appreciation Rights or Performance Shares. Dividend Equivalent Shares shall be credited to a Dividend Equivalent Share Account maintained for each recipient.

	Dividend Equivalent Shares shall be calculated in terms of shares of Common Stock as of each dividend record date as follows:

Number of Dividend		Number of related Performance		Per Share
Equivalent Shares		Shares or Stock Appreciation x		Dividend on
earned				Rights awarded plus previously		Common Stock
				earned Dividend Equivalent Shares
				   Book Value of Common Stock

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	Dividend Equivalent Shares shall be computed, as of each dividend record date, both with respect to the number of related Performance Shares or Stock Appreciation Rights awarded and with respect to the number of Dividend Equivalent Shares previously earned and not paid during the period prior to the dividend record date.

	Book Value shall be determined as of the end of the month preceding any dividend record date, unless any record date shall be the last day of the month, in which case Book Value shall be determined as of such record date.

	B.	Right to Payment.

	Payment with respect to Dividend Equivalent Shares granted in conjunction with an Award of Stock Appreciation Rights shall be made at the same time that payment shall be made upon the exercise of such Stock Appreciation Rights. Payment with respect to Dividend Equivalent Shares granted in conjunction with Performance Shares shall be made at the same time that payment shall be made with respect to such Performance Shares.

	C.	Payment.

	Payment in respect of Dividend Equivalent Shares shall be made in cash or Common Stock, or a combination of both, as the Committee, in its sole discretion, shall determine. The number of shares of Common Stock to be received as payment with respect to Dividend Equivalent Shares shall be determined on the same basis as the number of shares of Common Stock to be received as payment with respect to the related Stock Appreciation Rights or Performance Shares shall be determined.

Section Twelve.
Special Provisions Applicable to Covered Participants

	Awards to Covered Participants shall be governed by the conditions of this Section Twelve in addition to the requirements of Sections Seven through Eleven above. Should conditions set forth under this Section Twelve conflict with the requirements of Sections Seven through Eleven, the conditions of this Section Twelve shall prevail.

	A.	Performance Criteria.

	All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. Performance Criteria may include alternative and multiple Performance Criteria and will be based on one or more of the following business criteria: business or financial goals of the Company, including economic value added, absolute or relative levels of total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units, or other areas of the Company.

	The Performance Criteria must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder.

	The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

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	The Award and payment of any Award under this Plan to a Covered
Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

	B.	Grants of Options.

	The Option Price per share of Common Stock shall be set in the Award by the Committee, and in the case of a non-statutory stock option or Incentive Stock Option granted to a Covered Participant the price may not be less than the Fair Market Value at the Date of Grant.

	C.	Grants of Stock Appreciation Rights.

	A Stock Appreciation Right granted to a Covered Participant shall be the right to receive payment of an amount equal to the increase, if any, in the Fair Market Value of a share of Common Stock over the period of time between the Date of Grant of such Right and its exercise. Upon the exercise of a Stock Appreciation Right, a Covered Participant shall receive payment in cash or Common Stock or a combination of both as the Committee, in its sole discretion, shall determine, in an amount equal to the excess of the Fair Market Value of one share of Common Stock at the date of exercise over the Fair Market Value of one share of Common Stock at the Date of Grant.

	D.	Maximum Awards.

	The aggregate maximum Awards that may be paid (in cash or in shares of Common Stock or a combination thereof) to any Covered Participant under the Plan during any calendar year shall be an amount equivalent to the Fair Market Value of 100,000 shares of Common Stock, such Fair Market Value to be determined as of the first day of such calendar year.

	The aggregate maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights made to any Covered Participant during any calendar year shall be 150,000.

	All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section Twelve.

Section Thirteen.
Forfeiture

	Except as otherwise provided in the Participant's Award, in the event a Participant ceases employment during an Award Period, Restricted Stock, Stock Appreciation Rights, Performance Shares and Dividend Equivalent Shares are subject to forfeiture as follows:

(i)	Termination - the Award to the extent not vested, exercisable, earned or paid out as of the date of any such employment cessation will be completely forfeited as of the date of Termination.

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(ii)	Retirement - payout of the Award will be prorated for service during the Award period.

(iii)	Earlier than Normal Retirement - payout of the Award will be prorated for service during the Award period.

(iv)	Disability - payout of the Award will be prorated for service during the Award Period as if the Participant had maintained active employment until the Normal Retirement Date.

(v)	Death - payout of the Award will be prorated for service during the Award Period.

In any instance where payout of an Award is to be prorated, the Committee, in its sole discretion, may choose to provide the Participant (or the Participant's estate) with the entire payout rather than the prorated portion thereof.

Any Award which is forfeited, in whole or in part, will revert to the Plan.

Section Fourteen.
Deferral Election

	Upon the request of a Participant, the Committee may, in its sole discretion, permit a Participant to elect to defer the payout of all or any part of any Award which he or she is not entitled to receive during the calendar year in which such deferral election is made under such conditions as the Committee may establish, including the crediting of reasonable interest on deferred amounts denominated in cash and Dividend Equivalent Shares on amounts denominated in Common Stock.

Section Fifteen.
Amendment to the Plan

	At any time from time-to-time, the board may alter, amend, suspend or terminate the Plan, in whole or in part, except that no such action may be taken without the consent of each Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except, if such alteration, amendment, suspension or termination is required by changes in tax or other laws, or by rules or regulations promulgated thereunder.

Section Sixteen.
Miscellaneous Provisions

	A.	Nontransferability.

	Except as otherwise provided in the Participant's Award, no Award under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor, to the fullest extent provided by law, shall it be subject to attachment or other legal process of whatever nature. Except as otherwise provided in the Participant's Award, any attempted alienation, assignment or attachment, to the fullest extent provided by law, shall be void and of no effect whatsoever. Payments, whether in cash or in shares of Common Stock, shall be made only into the hands of the Participant entitled to receive the same or

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into the hands of the Participant's authorized legal representative.  Deposit of any sum in any financial institution to the credit of any Participant (or of any other person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

	B.	No Employment Right.

	Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or other employee of the Company or any of its subsidiaries.

	C.	Tax Withholding.

	Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it shall deem to be required by law to be withheld with respect to such payments. In the case of Awards paid in Common Stock, the employee or other person receiving such Common Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or a Subsidiary is required to withhold with respect to such Stock. The Company shall have the right to withhold any amounts required to be withheld on account of any Award from such Participant's compensation from the Company or any of its Subsidiaries. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. Subject to approval by the Committee, a Participant may also make payment by tendering shares of Common Stock already owned, by having such amounts withheld from shares of Common Stock otherwise distributable to him or her upon the exercise or vesting of any Award or pursuant to a cashless exercise. Such payments shall, to the extent required, be effected in accordance with Section 16 of the Exchange Act and the rules thereunder.

	D.	Fractional Shares.

	Any fractional shares shall be eliminated at the time of payment or payout by payment of cash.

	E.	Government and Other Regulations.

	The obligation of the Company to make payment of Awards in Common Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. Except as required by law, the Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Common Stock issued, delivered or paid in settlement under the Plan. If Common Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

	F.	Indemnification.

	Each person who is or at any time serves as a member of the Committee (and each person to whom the Committee has delegated any of its authority or power under this Plan pursuant to Section Four) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expenses that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such persons own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the restated Articles or By-laws of the Company or any of its subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

	G.	Reliance on Reports.

	Each member of the Committee (and each person to whom the Committee has delegated any of its authority or power under this Plan pursuant to Section
Four) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

	H.	Changes in Capital Structure.

	In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Common Stock, then appropriate adjustments shall be made in Awards theretofore granted to the Participants and in the aggregate number of shares of Common Stock (or cash payment in lieu thereof) which may be granted pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Common Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Common Stock to which they relate.

	I.	Company Successors.

	In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation, then such company shall assume the rights and obligations of the Company under this Plan.

	J.	Governing Law.

	All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Montana, without regard to the principles of conflict of laws.

	K.	Relationship to Other Benefits.

	No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary, except as may be required by tax or other law or by rules or regulations promulgated thereunder.

	L.	Expenses.

	The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

	M.	Titles and Headings.

	The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

	N.	Certain Participants.

	All Award agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee, in its sole discretion, determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of
Section 162(m) of the Code, unless the Committee, in its sole discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.

O.	Pooling of Interests.

Notwithstanding anything herein contained to the contrary, any cash payment under any award granted hereunder shall be canceled immediately prior to the effective time of a Change of Control pursuant to a written agreement whereby the consummation of the transaction is conditioned upon the availability of "pooling of interests" accounting treatment (within the meaning of A.P.B. No. 16 or any successor thereto); provided, however, that the cancellation of any cash payment under any award shall be subject in all cases to the following conditions:

(i)	the cash payment would (in the opinion of the firm of independent certified public accountants regularly engaged to audit the Company's financial statements) render the transaction ineligible for pooling of interests accounting treatment;

(ii)	the cancellation of the cash payment would (in the opinion of the firm of independent certified public accountants regularly engaged to audit the Company's financial statements) render the transaction eligible for pooling of interests accounting treatment;

(iii)	the transaction is, in fact, consummated; and

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(iv)	the written agreement providing for the transaction also provides for each such Participant (to whom a cash payment, but for this Section Sixteen O., would have been made) to receive, upon the effective date of such transaction, property with a fair market value at least equal to the cash payment that would be made under any such Award.

Section Seventeen.
Mergers and other Matters

A. No Corporate Action Restriction.

	The existence of the Plan, and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary,
(e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

B. Certain Mergers.

	If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event") and as a result of any such Merger Event will be or is the surviving corporation, a Participant shall be entitled to receive, as of the date of the execution of the agreement evidencing the Merger Event (the "Execution Date") and with respect to both exercisable and unexercisable Options and/or Stock Appreciation Rights (but only to the extent not previously exercised), substitute stock options and/or stock appreciation rights in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in this Section Seventeen, if any Merger Event occurs, the Company shall have the right to pay to each affected Participant an amount in cash or certified check equal to the excess of the Fair Market Value of the Common Stock underlying any affected unexercised Options or Stock Appreciation Rights as of the consummation of the Merger Event (whether then exercisable or not) over the aggregate exercise price of such unexercised Options and/or Stock Appreciation Rights, as the case may be.

	If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the Company determines not to make the cash or certified check payment described in this Section Seventeen of the Plan, the Company shall compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant substitute stock options or stock appreciation rights in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Options and/or Stock Appreciation Rights previously granted hereunder as of the date of the consummation of the Merger Event.

	Upon receipt by any affected Participant of any such cash, certified check, or substitute stock options or stock appreciation rights as a result of any such Merger Event, such Participant's affected Options and/or Stock Appreciation Rights for which such cash, certified check or substitute awards was received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options and/or stock appreciation rights, shall be determined in good faith by the Committee in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

C. Change of Control.

	Anything in the Plan to the contrary notwithstanding, if a Change of Control (as defined below) of the Company occurs (a) all Options and/or Stock Appreciation Rights then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control, (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change of Control, and (c) the Performance Period shall be deemed completed and all Performance Shares shall be deemed to have been fully earned as of the date of the Change of Control, and (d) Dividend Equivalents shall be earned. The immediately preceding sentence shall apply to only those Participants (i) who are employed by the Company and/or one of its Subsidiaries as of the date of the Change of Control, or (ii) to whom the immediately succeeding sentence is applicable. Anything in the Plan to the contrary notwithstanding, if a Change of Control occurs and if the Participant's employment is terminated within six months before such Change of Control and it is reasonably demonstrated by the Participant that such employment termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change of Control, or (b) otherwise arose in connection with or in anticipation of the Change of Control, then for purposes of this Section Seventeen, the Change of Control shall be deemed to have occurred immediately prior to such Participant's employment termination.

D. Definition of Change of Control.

	For purposes of this agreement, a "Change of Control" means and shall be deemed to occur if:

(i)	the Shareholders of the Company approve the dissolution or
liquidation of the Company; or

(ii)	there occurs a reorganization, merger or consolidation of the
Company, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were "beneficial owners" (as defined below), immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's then outstanding securities beneficially own, directly or indirectly, immediately after any such reorganization, merger or consolidation, more than eighty percent (80%) of the combined voting power of the securities of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to any such reorganization, merger or consolidation, of the combined voting power of the Company's securities; or

(iii)	there occurs the sale, exchange, transfer, or other disposition of shares of stock of the Company (or shares of the stock of any Person (as hereafter defined) that is a shareholder of the Company) in one or more transactions, related or unrelated, to one or more Persons if, as a result of such transactions, any Person is or becomes the "beneficial owner" (as defined in Rule
13d-3 under the Securities Exchange Act of 1934 (the "Exchange
Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person(s) any securities acquired directly from the Company) representing more than 20% of the combined voting power of the then outstanding stock of the Company; or

(iv)	there occurs any transaction which the Company is required to disclose pursuant to Item 1(a) of Form 8-K (as filed pursuant to Rule 13a-11 or Rule 15d-11 of the Exchange Act); or

(v)	during any period of twenty-four (24) consecutive months (not including any period prior to December 31, 1998), individuals who constitute the Board at the beginning of such period (the
"Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any individual becoming a director (other than a director designated by a Person who has entered into an agreement with the Company or an affiliate of the Company to effect a transaction described in clauses (i), (ii),
(iii), (iv), or (vi) of this definition or any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) or other actual or threatened solicitations of proxies or consents) subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office and comprising the Incumbent
Board at the beginning of such period or whose election or nomination for election was previously so approved (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board; or

(vi)	there occurs the sale of all or substantially all the assets of the Company.

	Notwithstanding the foregoing, Section Seventeen C. shall not apply to any Participant who actively participates in any Change of Control transaction resulting from the action or actions (other than any employment activities of such Participant on behalf of the Company or any of its subsidiaries) of any person or group of persons which includes, is directly affiliated with or is wholly or partly controlled by such Participant or one or more executive officers of the Company.

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